Exhibit 99.2 The Allstate Corporation Allstate Protection Impact of Net Rate Changes Implemented on Premiums Written For the month ended October 31, 2022 Quarter-to-date ended October 31, 2022 Number of locations (1) Total brand (%) (2) (3) Location specific (%) (4) Number of locations (1) Total brand (%) (2) (3) Location specific (%) (4) Allstate brand Auto 15 1.3 14.0 15 1.3 14.0 National General Auto 14 0.8 3.9 14 0.8 3.9 Three months ended September 30, 2022 Three months ended June 30, 2022 Number of locations (1) Total brand (%) (2) (3) Location specific (%) (4) Number of locations (1) Total brand (%) (2) (3) Location specific (%) (4) Allstate brand Auto 19 4.7 14.0 30 2.5 8.7 National General Auto 19 1.1 3.2 19 2.7 6.0 (1) Refers to the number of U.S. states, the District of Columbia or Canadian provinces where rate changes have been implemented. Allstate brand operates in 50 states, the District of Columbia, and 5 Canadian provinces. National General operates in 50 states and the District of Columbia. (2) Represents the impact in the locations where rate changes were implemented during the period as a percentage of total brand prior year-end premiums written. (3) Allstate brand implemented auto insurance rate increases totaled $307 million for the month ended October 31, 2022 after implementing $1.14 billion and $601 million of rate increases in the third and second quarter of 2022, respectively. (4) Represents the impact in the locations where rate changes were implemented during the period as a percentage of its respective total prior year-end premiums written in those same locations.